                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY


Subsidiaries of the Company as of June 30, 1998, are as follows:

                                                        State of                   PERCENTAGE OF VOTING
NAME OF COMPANY                                      Incorporation                   SECURITIES OWNED
---------------                                      -------------                 --------------------
Mississippi Phosphates Corporation                      Delaware                           100%

NSI Land Corporation                                    Delaware                           100%

Mississippi Chemical Management Company                 Delaware                           100%

Mississippi Chemical Company, L.P.                      Delaware                           100%

MCC Investments, Inc.                                   Delaware                           100%

Mississippi Potash, Inc.                               Mississippi                         100%

Eddy Potash, Inc.                                      Mississippi                         100%
 (a subsidiary of Mississippi Potash, Inc.)

Triad Nitrogen, Inc.                                    Delaware                           100%

Triad Fertilizer, Inc.                                 Mississippi                         100%
 (a subsidiary of Triad Nitrogen, Inc.)

TNI, Inc.                                              Mississippi                         100%
 (a subsidiary of Triad Nitrogen, Inc.)

Triad Barge, Inc.                                      Mississippi                         100%
 (a subsidiary of Triad Nitrogen, Inc.)

TNI Barge, Inc.                                         Delaware                           100%
 (a subsidiary of Triad Barge, Inc.)